UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2022

Aemetis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36475	26-1407544
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700

Cupertino, CA 95014

 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(408) 213-0940

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	AMTX	NASDAQ Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders (the “Annual Meeting”) of Aemetis, Inc. (the “Company”) held on May 26, 2022, the following proposals were voted on by the Company's stockholders, as set forth below:

Proposal 1: Election of Directors

	For	Withhold	Broker Non-Vote
Eric A. McAfee	15,429,294	24,640	-
Francis P. Barton	5,619,798	9,834,135	-

The foregoing candidates were elected to the Company’s board of directors (the “Board”), each as a Class I director until the Company’s 2025 annual meeting of stockholders and until his successor is duly elected and qualified. As described in Item 8.01 below, Mr. Barton did not receive a greater number of votes cast at the Annual Meeting “for” his election than “withheld” from his election and, in accordance with the Company’s Corporate Governance Guidelines, had offered his resignation to the Board (the “Offered Resignation”), with the effectiveness of the Offered Resignation being conditioned on the Board’s acceptance thereof. Following deliberation, on June 1, 2022, the Qualified Independent Directors (as defined below), on behalf of the Board, determined not to accept the Offered Resignation, and Mr. Barton will continue to serve as a Class I director until the Company’s 2025 annual meeting of stockholders and until his successor is duly elected and qualified.

Proposal 2: Ratification of Auditors

For	Against	Abstain
20,794,425	5,478	2,204

The appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was ratified.

Proposal 3: Advisory Vote on Executive Compensation

For	Against	Abstain
15,242,918	187,218	23,798

The executive compensation for the Company’s named executive officers was approved on an advisory basis.

Item 8.01 Other Events.

As described in Item 5.07 above, on May 26, 2022, the Company held its Annual Meeting. Francis P. Barton did not receive a greater number of votes cast at the Annual Meeting “for” his election than “withheld” from his election to the Board. In accordance with the Company’s Corporate Governance Guidelines, Mr. Barton provided the Offered Resignation, with the effectiveness of the Offered Resignation being conditioned on the Qualified Independent Directors’ acceptance, on behalf of the Board, thereof. Under the Company’s Corporate Governance Guidelines, the Qualified Independent Directors, consisting of Lydia I. Beebe, John Block, Naomi L. Boness and Timothy A. Simon were required to promptly consider whether to accept Mr. Barton’s Offered Resignation and disclose publicly in a document furnished or filed with the SEC the director’s offer of resignation and the Board’s determination regarding the offered resignation.

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The Board believes that the reason Mr. Barton failed to receive a greater number of votes cast at the Annual Meeting “for” his election than “withheld” from his election to the Board at the Annual Meeting was due to certain proxy advisory firm voting recommendations. Following deliberations, on June 1, 2022, the Qualified Independent Directors, on behalf of the Board, determined not to accept the Offered Resignation. In making its determination, the Qualified Independent Directors considered factors they deemed relevant, including Mr. Barton’s extensive tenure with the Company, deep familiarity with its business, and leading efforts in addressing the material weaknesses in the Company’s internal controls. The Board considers Mr. Barton a highly important member and believes that he brings to the Board an unparalleled understanding of the Company’s business and industry as well as an invaluable skill set and experience as the Company’s audit committee financial expert. Further Mr. Barton is consistently an engaged and meaningful contributor to Board meetings and discussions. Accordingly, the Qualified Independent Directors, on behalf of the Board, has reached the determination that accepting Mr. Barton’s Offered Resignation at this time is not in the best interests of the Company and its stockholders.

Mr. Barton did not participate in the deliberations by the Qualified Independent Directors regarding whether to accept the Offered Resignation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Aemetis, Inc.

June 2, 2022	By:	/s/ Eric A. McAfee
Eric A. McAfee
Chief Executive Officer

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